Exhibit 99.1

Ebix Q3 Revenues Increase 39% Sequentially and 5% Year-Over-Year

• Q3 Operating Income of $31.9 million and EBITDA plus stock-based compensation of $36.5 million

• Year-to-date operating cash flow of $71.8 million

JOHNS CREEK, GA – November 9, 2020 – Ebix, Inc. (NASDAQ: EBIX), today announced the following results for the quarter ended September 30, 2020:

•	Diluted EPS (GAAP) of $0.80 and Non-GAAP diluted EPS of $0.93

•	Revenues of $154.3 million and constant currency revenues of $160.2 million

•	GAAP operating income of $31.9 million and Non-GAAP operating income of $35.8 million

Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Ebix Chairman, President and CEO Robin Raina said, “In spite of the continued impact of COVID-19 across several major areas of our global operations, we are reporting Q3 2020 revenues of $154.3 million, a 39% increase over Q2 2020 and 5% increase over Q3 2019. The diversity of our revenue sources has allowed Ebix to increase its overall revenues despite continued significant declines in its travel, forex, e-learning and remittance businesses. Our global payment solutions business continues to benefit from strong customer demand for prepaid cards and other payment solutions. The Company continued to generate strong cash flows in the quarter with year-to-date operating cash flows of $71.8 million. I am pleased that our company has a strong foundation of recurring revenues from our on demand insurance and financial businesses around the globe, and continue to be optimistic regarding the long-term investment strategy towards building a unique insurance, financial and business services technology company globally.”

Ebix delivered the following results for the third quarter of 2020:

Revenue: Q3 2020 revenue increased 5% to $154.3 million compared to $147.2 million in Q3 2019, and increased 39% over Q2 2020 revenue of $111.3 million, primarily due to a market-leading insurance exchange business and strong demand for our payment solutions in India. Excluding revenues from the foreign exchange, travel, e-learning and remittance businesses that were impacted the most by COVID-19, Q3 2020 revenues grew 55% as compared to Q3 2019.

On a constant currency basis, Ebix Q3 2020 revenues would have been $5.9 million higher, while the year-to-date revenues would have been $15.9 million higher as compared to the GAAP revenues numbers reported. Exchanges, including the EbixCash and our worldwide insurance exchanges, continued to be Ebix’s largest channel, accounting for 90% of Q3 2020 revenues.

(dollar amounts in thousands)
Channel	Q3 2020	Q3 2019	Change	YTD 2020	YTD 2019	Change
EbixCash Exchanges	$96,772	$82,085	18%	$227,867	$238,770	-5%
Insurance Exchanges	42,382	47,385	-11%	129,342	141,993	-9%
RCS – Insurance	15,151	17,763	-15%	46,284	53,669	-14%

Total Revenue	$154,305	$147,233	5%	$403,493	$434,432	-7%

Total Revenue on Constant Currency Basis	$160,193	$147,233	9%	$419,348	$434,432	-3%

Operating Income and Operating Cash: Q3 2020 GAAP operating income increased 23% to $31.9 million as compared to $26.0 million in Q3 2019, due primarily to a $12.1 million bad debt reserve booked in Q3 2019 related to a public sector entity, BSNL, in India offset by the negative impact of COVID-19 on our operating income in the areas of travel, foreign exchange, e-learning and remittance. Non-GAAP operating income for Q3 2020 was $35.8 million.

On a year-to-date basis, cash generated from operations at 30th September 2020 was $71.8 million, which is 18% higher than the full year 2019 operating cash flows of $60.8 million

Earnings per Share: In spite of the impact of COVID-19, Q3 2020 GAAP diluted earnings per share was $0.80 as compared to $0.67 in Q3 2019. Excluding the one-time, non-recurring items, non-GAAP diluted earnings per share for Q3 2020 was $0.93.

Net Income: Q3 2020 GAAP net income increased 20% to $24.7 million compared to $20.5 million in Q3 2019. Q3 2020 Non-GAAP net income was $28.5 million after excluding certain non-recurring items.

Shares Outstanding and Repurchases: In Q3 2020, Ebix made no repurchases of its outstanding common stock. Ebix’s weighted average diluted shares outstanding was 30.9 million in Q3 2020 compared to 30.6 million in Q3 2019 and 30.7 million in Q2 2020.

Q4 2020 Diluted Share Count: As of today, Ebix expects its diluted share count for Q4 2020 to be approximately 30.9 million.

Dividend: Ebix paid its regular quarterly dividend of $0.075 per share in Q3 2020 for a total cost of $2.3 million.

Ebix Chairman, President and CEO Robin Raina said, “Ebix has a track record of two decades of consistency in terms of the key financial metrics of top line, operating income, EPS and cash flows, with a strong focus on operating margins. In the last few quarters, we adjusted our strategy to counter the impact of COVID-19 and focused our energies on organic growth in areas that were not impacted materially by COVID-19, while trying to protect operating margins in core business areas. We are pleased that we were successful in our strategy as reflected by our revenue growth, operating income and operating cash flows. We grew our overall revenues 39% sequentially in the quarter, while our core businesses excluding the lower margin payment solutions business generated 40% EBITDA margin in the quarter.”

Steve Hamil, EVP and Global CFO added, “The Company continues to produce robust operating cash flows, generating $$71.8 million year-to-date in 2020. Despite the cumulative spending of approximately $92 million on investment in acquisitions, capital expenditures and capitalized software development costs, dividend payments, cash taxes and debt service and debt reduction for the year-to-date period, our total cash and short-term investments was $126.5 million at 9/30/20, as compared to $115.8 million at 12/31/19. Likewise, our working capital was a solid $148.6 million as of 09/30/20.”

2020 Business Outlook: Given the ongoing market disruption caused by the COVID-19 pandemic, and related uncertainty on timing and extent of recovery, the Company is not providing fiscal 2020 or 2021 revenue and earnings guidance at this time.

Reconciliation of EBITDA, GAAP net income and diluted earnings per share to non-GAAP net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q3 2020

(dollar amounts in thousands except EPS)		Diluted EPS
Q3 2020 GAAP Net Income	$24,682	$0.80
Q3 2020 GAAP Operating Income	$31,899
Non-GAAP Adjustments:
Amortization of Intangibles (1)	$2,436	$0.08
Stock-Based Compensation (1)	$1,204	$0.04
One-Time Legal Costs (2)	$212	$0.01
Income Tax Effects of Non-GAAP adjustments (3)	($8)	($0.00)
Total Non-GAAP Adjustments (Operating Income)	$3,852
Total Non-GAAP Adjustments (Net Income)	$3,860	$0.13
3rd Quarter 2020 Non-GAAP Net Income	$28,542	$0.93
3rd Quarter 2020 Non-GAAP Operating Income	$35,751

(1)	Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Adjustments relate to non-recurring items
(3)	The Company’s Non-GAAP tax provision is on the basis of the Q3 2020 effective tax rate, which reflects currently available information and could be subject to change.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP net income (loss), non-GAAP operating income and non-GAAP Earnings per share. Non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP EPS from operations exclude amortization of intangibles and stock-based compensation. Non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP EPS from operations can also exclude the effect of any restructuring, acquisition, integration & other expenses, legal expenses associated with such acquisitions or legal expenses associated with non-operating activities, or any one-time tax benefits.

Ebix believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Ebix’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Ebix urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Details:

Call Date/Time:	Monday, November 9, 2020 at 11:00 a.m. EST

Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 6782823

Live Audio Webcast:	www.ebix.com/webcast or https://edge.media-server.com/mmc/p/bkzs93gs

Audio Replay URL:	www.ebix.com/result_20_Q3 after 2:00 p.m. EDT on Nov 9th

About Ebix, Inc.

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also providing Software-as-a-Service (“SaaS”) enterprise solutions globally in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services.

With a “Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in the areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, and lending, wealth and asset management solutions and services in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business, with operations in 32 international airports, including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata. These Forex operations conduct over $4.8 billion in gross transaction value per year. EbixCash’s inward remittance business in India conducts approximately $5 billion gross in annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges, with over 2,200+ employees, a 212,450+ agent network, 25 branches and over 9,800 corporate clients. The EbixCash travel business processes an estimated $2.5 billion in gross merchandise value per year. EbixCash’s technology services Division has emerged as a leader in the areas of lending technology, asset & wealth management technology, and travel technology in India and has grown its international expanse to Europe, Middle East, Africa and other ASEAN countries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating revenue	$154,305	$147,233	$403,493	$434,432
Operating expenses:
Cost of services provided	85,976	55,171	192,526	152,054
Product development	8,775	11,245	26,530	33,884
Sales and marketing	3,375	4,284	10,637	14,898
General and administrative, net	20,888	46,900	65,596	101,210
Amortization and depreciation	3,392	3,626	10,142	10,966

Total operating expenses	122,406	121,226	305,431	313,012

Operating income	31,899	26,007	98,062	121,420
Interest income	29	99	112	578
Interest expense	(7,495)	(10,970)	(23,879)	(32,551)
Non-operating (loss) income	(4)	352	95	344
Non-operating expense	—	—	—	(21,140)
Foreign currency exchange gain	(597)	(641)	112	(495)

Income before income taxes	23,832	14,847	74,502	68,156
Income tax (expense) benefit	152	217	(2,809)	297

Net income including noncontrolling interest	23,984	15,064	71,693	68,453
Net loss attributable to noncontrolling interest	(698)	(5,445)	(1,187)	(6,617)

Net income attributable to Ebix, Inc.	$24,682	$20,509	$72,880	$75,070

Basic earnings per common share attributable to Ebix, Inc.	$0.81	$0.67	$2.39	$2.46
Diluted earnings per common share attributable to Ebix, Inc.	$0.80	$0.67	$2.37	$2.45
Basic weighted average shares outstanding	30,525	30,501	30,502	30,517
Diluted weighted average shares outstanding	30,853	30,633	30,748	30,598

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,023	$73,228
Receivables from service providers	19,758	25,607
Short-term investments	24,522	4,443
Restricted cash	7,902	35,051
Fiduciary funds - restricted	4,757	4,966
Trade accounts receivable, less allowances of $21,908 and $21,696, respectively	132,089	153,565
Other current assets	69,917	67,074

Total current assets	346,968	363,934

Property and equipment, net	48,525	48,421
Right-of-use assets	13,604	19,544
Goodwill	938,680	952,404
Intangibles, net	52,864	46,955
Indefinite-lived intangibles	27,815	42,055
Capitalized software development costs, net	20,420	19,183
Deferred tax asset, net	66,992	69,227
Other assets	34,682	29,896

Total assets	$1,550,550	$1,591,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$68,941	$84,735
Payables to service agents	8,224	12,196
Accrued payroll and related benefits	12,079	8,755
Working capital facility	7,546	28,352
Fiduciary funds - restricted	4,757	4,966
Short-term debt	8,349	1,167
Contingent liability for accrued earn-out acquisition consideration	3,352	8,621
Current portion of long term debt and financing lease obligations, net of deferred financing costs of $920 and $575, respectively	23,620	22,091
Contract liabilities	27,807	28,712
Lease liability	4,392	5,955
Other current liabilities	29,341	29,335

Total current liabilities	198,408	234,885

Revolving line of credit	439,402	438,037
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $1,293 and $1,534, respectively	237,608	254,467
Contingent liability for accrued earn-out acquisition consideration	—	1,474
Contract liabilities	7,474	8,541
Lease liability	9,128	13,196
Deferred tax liability, net	1,235	1,235
Other liabilities	26,725	40,339

Total liabilities	919,980	992,174

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June September 30, 2020 and December 31, 2019	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at September 30, 2020 and no shares authorized, issue and outstanding at December 31, 2019	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,526,793 issued and outstanding, at September 30, 2020, and 30,492,044 issued and outstanding at December 31, 2019	3,053	3,049
Additional paid-in capital	10,537	6,960
Retained earnings	683,131	618,503
Accumulated other comprehensive loss	(114,295)	(78,398)

Total Ebix, Inc. stockholders’ equity	582,426	550,114
Noncontrolling interest	48,144	49,331

Total stockholders’ equity	630,570	599,445

Total liabilities and stockholders’ equity	$1,550,550	$1,591,619

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$72,880	$75,070
Net loss attributable to noncontrolling interest	(1,187)	(6,617)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	10,142	10,966
Provision (benefit) for deferred taxes	987	(5,880)
Share based compensation	3,457	2,451
Benefit for doubtful accounts	424	10,580
Amortization of right-of-use assets	4,644	5,167
Unrealized foreign exchange loss	—	321
Amortization of capitalized software development costs	2,493	1,931
Reduction of acquisition accruals	(3,308)	(17,124)
Cash paid for acquisition earn-out	(2,881)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	13,999	(22,052)
Receivables from service providers	5,849	9,012
Payables to service agents	(3,972)	(12,688)
Other assets	(7,988)	(5,947)
Accounts payable and accrued expenses	(10,620)	(4,062)
Accrued payroll and related benefits	3,316	(607)
Contract liabilities	(1,591)	(9,126)
Lease liabilities	(4,317)	(5,056)
Other liabilities	(10,563)	33,844

Net cash provided by operating activities	71,764	60,183

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(12,480)	(104,026)
Cash paid to from Paul Merchants for 10% stake in MTSS combined business	—	(4,925)
Capitalized software development costs	(4,617)	(4,126)
(Purchases) maturities of marketable securities	(20,609)	25,686
Capital expenditures	(1,464)	(5,869)

Net cash used in investing activities	(39,170)	(93,260)

Cash flows from financing activities:
Proceeds from revolving line of credit, net	1,364	13,500
Principal payments of term loan obligation	(15,063)	(11,298)
Repurchases of common stock	—	(12,952)
Proceeds from the exercise of stock options	636	—
Forfeiture of certain shares to satisfy exercise costs and the recipients’ income tax obligations related to stock options exercised and restricted stock vested	(1,841)	(36)
Dividend payments	(6,923)	(6,898)
Payments on short-term notes, net of debt obligations	—	6,023
Proceeds (payments) of debt obligations	7,187	(962)
(Payments) proceeds of working capital facility, net	(19,945)	31,120
Payments of financing lease obligations	(158)	(200)

Net cash (used) provided by financing activities	(34,743)	18,297

Effect of foreign exchange rates on cash	(7,222)	(2,397)

Net change in cash and cash equivalents, and restricted cash	(9,371)	(17,177)
Cash and cash equivalents, and restricted cash at the beginning of the period	111,369	149,681

Cash and cash equivalents, and restricted cash at the end of the period	$101,998	$132,504

Supplemental disclosures of cash flow information:
Interest paid	$22,237	$31,787
Income taxes paid	$8,019	$7,406